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                                                                    Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of TEPPCO Partners, L.P. filed pursuant to Rule 462(b) of the Securities and Exchange Commission and relating to the earlier registration statement of TEPPCO Partners, L.P. (Commission File no.: 333-74286) (the "Earlier Registration Statement") of our report dated October 31, 2001 relating to the financial statements of Jonah Gas Gathering Company as of December 31, 2000 and for the periods June 1 to December 31, 2000 and January 1 to May 31, 2000 (Predecessor), which appears in the Current Report on Form 8-K/A of TEPPCO Partners, L.P. filed November 9, 2001. We also consent to the reference to us under the headings "Experts" in the Prospectus constituting a part of the Earlier Registration Statement which is incorporated by reference in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado

March 18, 2002